 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2016

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Overview

On December 12, 2016, Amyris, Inc. (the “Company”), Nikko Chemicals Co., Ltd. (“Nikko”), an existing commercial partner of the Company, and Nippon Surfactant Industries Co., Ltd., an affiliate of Nikko (“Nissa” and, together with the Company and Nikko, the “Members”) entered into a Joint Venture Agreement (the “Joint Venture Agreement”), pursuant to which the Members agreed to form a joint venture under the name Neossance, LLC, a Delaware limited liability company (“JVCO”), and enter into the First Amended and Restated LLC Operating Agreement of JVCO (the “Operating Agreement”).

Description of the Joint Venture Agreement

Pursuant to the Joint Venture Agreement, the Company agreed to initially form JVCO and contribute certain assets of the Company to JVCO, including certain intellectual property and other commercial assets relating to its Neossance® cosmetic ingredients business (the “JV Business”), as well as the production facility in Leland, North Carolina (the “Facility”) and related assets recently purchased by the Company, as previously reported in Current Reports on Form 8-K filed by the Company with the Securities Exchange Commission on November 16, 2016 and December 9, 2016 (the “Prior 8-Ks”), which are incorporated herein by reference. The Company also agreed to provide JVCO with exclusive (to the extent not already granted to a third party), royalty-free licenses to certain intellectual property of the Company necessary to make and sell products associated with the JV Business (the “Products”), and, in the event the Company is unable to meet its supply commitments under the Supply Agreement (as defined below), or Nikko or Nissa terminates the Supply Agreement due to a material breach or default thereunder by the Company, the Company would be required to grant to JVCO, Nikko and Nissa additional non-exclusive, royalty-free licenses to certain intellectual property rights of the Company related to the production of farnesene in connection with the manufacture, production and sale of the Products.

At the closing of the transactions contemplated by the Joint Venture Agreement (the “Closing”), which is subject to customary closing conditions, Nikko and Nissa will purchase a 40% and 10% interest, respectively, in JVCO in exchange for the following payments to the Company: (i) an initial payment of $10 million (consisting of $8 million from Nikko and $2 million from Nissa) and (ii) the profits, if any, distributed to Nikko or Nissa in cash as members of JVCO during the three year period following the date of the Joint Venture Agreement, allocated 80%/20% between Nikko and Nissa, respectively, up to a maximum of $10 million.

Pursuant to the Joint Venture Agreement, the Company, Nikko and Nissa agreed to make working capital loans to JVCO promptly following the Closing in the amounts of $500,000, $1,200,000 and $300,000, respectively. In addition, the Company agreed to execute, and cause Amyris Brasil Ltda., its wholly owned subsidiary to execute, promptly after the Closing, a supply agreement (the “Supply Agreement”) to supply farnesene to JVCO, and further agreed, following the Closing, to conduct its business in the Products through JVCO, to purchase all of its requirements of the Products from JVCO and to transfer all of its customers for the Products to JVCO. In addition, the Company agreed to guarantee a maximum production cost for certain Products to be produced by JVCO and to bear any cost of production above such guaranteed costs.

Under the Joint Venture Agreement, in the event of a merger, acquisition, sale or other similar reorganization, or a bankruptcy, dissolution, insolvency or other similar event, of the Company, on the one hand, or Nikko or Nissa, on the other hand, the other Member will have a right of first purchase with respect to such Member’s JVCO interest, at the fair market value of such interest, in the case of a merger, acquisition, sale or other similar reorganization, and at the lower of the fair market value or book value of such interest, in the case of a bankruptcy, dissolution, insolvency or other similar event.

The Joint Venture Agreement contains customary representations, warranties and covenants of the parties, as well as customary terms and provisions regarding, among other things, confidentiality and governing law.

Description of the Operating Agreement

The Operating Agreement, which pursuant to the Joint Venture Agreement will be executed by the Members at the Closing, among other things, (i) establishes the Members’ ownership of and governing relationship with respect to JVCO, (ii) governs capital contributions to JVCO from the Members and (iii) sets forth other rights and obligations of the Members with respect to JVCO and each other.

Pursuant to the Operating Agreement, JVCO will be managed by a Board of Directors (the “Board”), which Board shall initially consist of four directors (the “Directors”), two of which will be appointed by the Company and two of which will be appointed by Nikko and Nissa acting together. The day-to-day operations of JVCO will be managed by the officers of JVCO, to be appointed by the Board as follows: (i) Nikko and Nissa acting together will have the right to designate the Chief Executive Officer of JVCO from among the Directors, (ii) the Company will have the right to designate the Chief Financial Officer of JVCO, (iii) Nikko and Nissa acting together will have the right to designate the Secretary of JVCO, and (iv) the Board will have the right to appoint such other officers of JVCO, if any, as it may determine from time to time in its discretion. Pursuant to the Joint Venture Agreement, Nikko and Nissa acting together have designated John Melo, the President and CEO of the Company, to serve as the initial CEO of JVCO for a period of one year.

The Board of JVCO will meet at least once per quarter, unless waived by mutual agreement of the Members. At such meetings, the presence of a majority of the Directors shall constitute a quorum and any approval, determination or resolution of the Board shall require the approval of a majority of the Directors participating in such meeting. The Members will meet at least once per calendar year. At such meetings, the presence of all Members shall constitute a quorum and any approval, determination or resolution of the Members shall require the approval of a majority of JVCO interests represented by the Members participating in such meeting. If any item requiring the approval of the Directors or Members remains unresolved after the applicable meeting due to a deadlock, such item will be discussed and determined by the CEOs of the Company and Nikko in good faith.

Under the Operating Agreement, profits from the operations of JVCO, if any, will be distributed as follows: (i) first, to the Members in proportion to their respective unreturned capital contribution balances, until each Member’s unreturned capital contribution balance equals zero and (ii) second, to the Members in proportion to their respective JVCO interests. In addition, future capital contributions to JVCO will be made from time to time as the Members shall determine, in each case on an equal (50%/50%) basis between the Company, on the one hand, and Nikko and Nissa acting together, on the other hand, unless otherwise mutually agreed by the Members.

Pursuant to the Operating Agreement, no Member may transfer its JVCO interests without the prior approval of each non-transferring Member, except that Nikko and Nissa may transfer their respective JVCO interests to each other without the consent of the Company.

Related Transactions

Pursuant to the Joint Venture Agreement, in connection with the contribution of the Facility and related assets to JVCO by the Company, at the Closing Nikko will make a loan to the Company in the principal amount of $3.9 million, and the Company in consideration therefor will issue a promissory note (the “Note”) to Nikko in an equal principal amount. The proceeds of the Note will be used to pay off the Company’s remaining liabilities relating to the Company’s purchase of the Facility and related assets, including liabilities under the $3.5 million purchase money promissory note issued by the Company in connection therewith, as previously reported in the Prior 8-Ks. The Note (i) bears interest at a rate of 5% per year, (ii) has a term of 13 years, (iii) is payable in equal monthly installments of principal and interest beginning on January 1, 2017 (which payments are subject to a penalty of 5% if delinquent more than 5 days) and (iv) is secured by a first-priority lien on 10% of the JVCO interests owned by the Company. In addition to the payments under the Note set forth in the preceding sentence, the Company shall (i) repay $400,000 of the Note in equal monthly installments of $100,000 on January 1, 2017, February 1, 2017, March 1, 2017 and April 1, 2017 and (ii) commencing with the distributions from JVCO to the Members relating to the fourth fiscal year of JVCO and continuing for each fiscal year thereafter until the Note is fully repaid, repay the Note in an amount equal to the profits, if any, distributed to the Company by JVCO. The Note contains customary terms and provisions, including certain events of default after which the Note may become immediately due and payable.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 above is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated by reference into this Item 2.03.

Forward-Looking Statements

This report contains forward-looking statements, and any statements other than statements of historical facts could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding the closing of the transactions contemplated by the Joint Venture Agreement, potential earn-out payments to the Company in connection with the sale of JVCO interests to Nikko and Nissa, working capital loans to be made to JVCO by the Members, supply and other agreements to be entered into between the Company, its subsidiaries and JVCO, the operation of JVCO and the Company with respect to the JV Business and the Products, and related matters. These statements are subject to risks and uncertainties, including the failure of closing and other conditions to be satisfied and the failure of JVCO to successfully execute its proposed business model, and actual results may differ materially from these statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: December 16, 2016	By:	/s/ Raffi Asadorian
Raffi Asadorian
Chief Financial Officer